Exhibit 99.1

Greenland Energy Company Issues Shareholder Letter Providing Update with

Greenlandic Authorities and Regulators and Preparations Occurring at the Jameson Land Basin

DENVER, August 6, 2026 /PRNewswire/ – Greenland Energy Company (NASDAQ: GLND) (“the Company” or “Greenland Energy”), an oil exploration company focused on East Greenland’s Jameson Land Basin, today issued the following letter to shareholders from its management and board of directors. The letter sets out the Company’s progress with the Greenlandic authorities and regulators and preparations occurring at the Jameson Land Basin:

Shareholder Update

Advancing Jameson Land Through Disciplined Execution

To Our Shareholders,

Over the past several weeks, Greenland Energy has continued advancing preparations for what we believe will be one of the most significant onshore exploration programs undertaken in Greenland in decades. While much of this work occurs behind the scenes, it represents the essential foundation required to safely and responsibly execute a successful drilling campaign in one of the world’s most challenging operating environments.

Our priorities remain unchanged. While 80 Mile Plc, as licensee of the Jameson Land joint venture, continues to lead the permitting process and stakeholder engagement, Greenland Energy remains actively engaged in supporting technical planning, operational readiness, logistics, and overall project coordination. Together, our objective is to ensure that once all required approvals are received, the project is positioned to commence drilling safely, efficiently, and in accordance with Greenland’s rigorous regulatory standards.

Recent high-level meetings between project leadership and Greenlandic regulatory and oversight authorities have been constructive, and we continue to be encouraged by the progress being made toward the remaining approvals required for drilling.

Supporting Our Joint Venture Partner

Under the terms of our joint venture, 80 Mile Plc continues to serve its role in overseeing permitting process, stakeholder and regulatory engagement.

Greenland Energy’s role is to work alongside our partner in preparing every aspect of the project for execution.

Our management team continues to support engineering, operational planning, logistics, procurement, and project drilling. This collaborative approach allows both companies to leverage their management team’s decades of Greenland operating experience while maintaining clear governance responsibilities within the joint venture.

The permitting process continues to move forward through constructive engagement between the operator and Greenlandic authorities. We appreciate the professionalism and collaboration demonstrated throughout these discussions and remain confident that our shared commitment to responsible development continues to build positive momentum for the project.

A Deliberate and Responsible 2026-2027 Winter Exploration Program

As planning for the 2026-2027 Winter campaign has evolved, Greenland Energy, 80 Mile Plc, and Greenlandic government officials have carefully evaluated the optimal approach for this year’s exploration activities.

Following those discussions, the parties agreed that concentrating the 2026-2027 Winter program on one exploration well, rather than pursuing two wells during the current field season, represents the most responsible course of action.

This decision was not driven by funding constraints. Rather, it reflects a shared commitment to executing the first well with the highest standards of operational excellence, environmental stewardship, and safety.

Arctic exploration presents unique logistical and environmental challenges. By focusing resources on a single well, the project team can devote its full attention to executing the inaugural campaign safely while incorporating valuable operational experience into future drilling activities. The second well will be forthcoming after we analyze the results of the first well.

This measured approach provides several important benefits, including:

●	Enhanced operational oversight throughout the drilling campaign;

●	Additional flexibility to respond to Arctic operating conditions;

●	Continued emphasis on environmental protection and regulatory compliance;

●	The opportunity to incorporate operational learnings into future campaigns; and

●	Execution consistent with the expectations of Greenlandic regulators, our partners, local communities, and shareholders.

We believe disciplined execution creates significantly greater long-term value than attempting to accelerate activity beyond what is prudent.

Significant Work Continues Behind the Scenes

Although drilling has not yet commenced, substantial work continues every day to ensure the project remains on schedule.

Large-scale Arctic exploration campaigns require months of preparation before the first drill bit turns. Waiting until permits are issued before initiating logistical preparations would unnecessarily delay operations and risk losing valuable time within Greenland’s limited operating season.

Accordingly, Greenland Energy continues supporting numerous critical-path activities, including:

●	Engineering and well planning;

●	Logistics coordination;

●	Procurement of long-lead equipment;

●	Transportation planning;

●	Contractor coordination;

●	Environmental compliance activities;

●	Operational readiness reviews; and

●	Supply chain management.

Why Jameson Land Matters

We believe that Jameson Land remains one of the largest underexplored conventional hydrocarbon basins in the Western world.

Decades of geological work have demonstrated the presence of a working petroleum system, while independent technical assessments have identified significant prospective resource potential across the basin.

The upcoming exploration well is designed to test that geological model using modern drilling techniques.

Exploration by its nature involves risk, and commercial success can never be guaranteed. However, disciplined preparation, rigorous technical analysis, and responsible execution provide the strongest foundation for evaluating the basin’s true potential.

Our Commitment to Greenland

From the beginning, Greenland Energy has believed that responsible natural resource development can create meaningful long-term benefits for Greenland and its people.

We remain committed to operating transparently, protecting the environment, respecting local communities, and working collaboratively with Greenlandic authorities and stakeholders.

Our objective extends beyond drilling a successful exploration well.

We seek to demonstrate that responsible energy development, environmental stewardship, and meaningful economic opportunity can successfully coexist in Greenland.

Looking Ahead

As the permitting process continues, shareholders should expect further updates regarding:

●	Regulatory progress;

●	Operational readiness;

●	Continued logistics and mobilization planning;

●	Contractor deployment;

●	Equipment movement;

●	Final preparations for drilling; and

●	Commencement of drilling activities.

Each of these milestones represents another important step toward testing one of the world’s most prospective frontier conventional hydrocarbon basins.

Closing Remarks

The past several months have been characterized by careful planning, disciplined execution, and close collaboration with our joint venture partner and Greenlandic stakeholders.

While much of this work occurs outside the public eye, it forms the foundation upon which successful exploration programs are built.

Our team remains focused on supporting our partner in delivering a safe, environmentally responsible, and technically rigorous exploration campaign. We believe the deliberate decisions made throughout the planning process—including our jointly agreed approach to concentrate this season’s activities on a single exploration well—best position the project for long-term success.

We appreciate the continued confidence and patience of our shareholders. We look forward to providing additional updates as meaningful milestones are achieved and as the Jameson Land project continues to advance toward drilling.

On behalf of the Board of Directors and Management,

Greenland Energy Company

About Greenland Energy Company

Greenland Energy Company is an exploration-stage oil and gas company focused on responsibly exploring and seeking to develop Greenland’s hydrocarbon resources, with an emphasis on the Jameson Land Basin in East Greenland. The Company’s primary mission is to unlock the frontier hydrocarbon potential of the Jameson Land Basin, an approximately 2-million-acre onshore licensed area, through the application of modern exploration technologies. The Company is preparing to execute the first modern onshore drilling campaign in the region, currently planned for 2026. For more information, please visit www.GreenlandEnergyCo.com.

Cautionary Note Regarding Forward-Looking Statements

This press release of Greenland Energy Company (“Greenland Energy,” the “Company,” “we,” “our,” and “us”) contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this Quarterly Report, are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding our business strategy, exploration plans, drilling activities, expected timing of operations, capital requirements, liquidity, financing plans, use of proceeds, regulatory approvals, contractor engagement, equipment procurement and mobilization, resource potential, market conditions, public company costs, and other statements that are not historical facts.

Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these words.

These forward-looking statements are based on current expectations, estimates, assumptions and projections and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to: risks relating to our limited operating history; our exploration-stage status; our ability to obtain sufficient financing; our ability to execute our exploration program on the expected timeline or at the expected cost; geological and technical uncertainties inherent in oil and gas exploration; the absence of proved reserves or production revenues; commodity price volatility; regulatory, permitting, environmental and political risks associated with operations in Greenland; Arctic operating and logistics risks; reliance on third-party contractors, advisors and service providers and the other risks and uncertainties described under “Risk Factors” in our Registration Statement on Form S-1, as amended, and in our other filings with the Securities and Exchange Commission. Should one or more of these risk or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under applicable securities laws. You should not place undue reliance on any forward-looking statements.

Forward-looking statements speak only as of the date they are made. This press release and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date of this release except as may be required by law.

Contact:

contact@greenlandenergyco.com

SOURCE: Greenland Energy Company

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